Exhibit 99.2

NON-GAAP FINANCIAL MEASURES

Operating EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, and Net Debt, each as presented in this offering memorandum, are supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These measures are not measurements of financial performance under GAAP and should not be considered as (i) alternatives to operating or net income or cash flows from operating activities, (ii) an indicator of cash flow or (iii) a measure of liquidity.

Adjusted EBITDA is used by our lenders for debt covenant compliance purposes. We also use Adjusted EBITDA and Operating EBITDA among other measures to evaluate management performance and in determining performance-based compensation. Adjusted EBITDA and Operating EBITDA and similar measures are widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s performance.

The presentation of non-GAAP financial measures in this offering memorandum may not comply with all of the rules of the Securities and Exchange Commission (the “SEC”) for non-GAAP measures presented in filings with the SEC. We may modify or omit such measures in our filings with the SEC, including the registration statement we have agreeed to file. Any such change could result in differences between the information included in this offering memorandum and the information included in any such SEC filing, including the registration statement we have agreeed to file, and any such change could be material or such information may be omitted.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This offering memorandum contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our liquidity, our beliefs and management’s assumptions. Such forward-looking statements include statements regarding expected financial results and other planned events, including, but not limited to, anticipated liquidity, Adjusted EBITDA and capital expenditures. Words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek,” “project,” “target,” “goal,” “likely,” “will,” “would,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. The occurrence of the events described and the achievement of the expected results depend on many events, some or all of which are not predictable or within our control. Therefore, actual future events or results may differ materially from these statements.

The following is a list of factors, among others, that could cause actual results to differ materially from the forward-looking statements:

•	potential impacts arising out of the ongoing novel coronavirus (COVID-19) pandemic;

•	risks associated with our substantial indebtedness and debt service;

•	changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices to our customers on a timely basis;

•	risks related to acquisitions or divestitures and integration of acquired businesses and their operations, and realization of anticipated cost savings and synergies (including with respect to the RPC Acquisition);

•	performance of our business and future operating results;

•	risks related to international business, including foreign currency exchange rate risk and the risks of compliance with applicable export controls, sanctions, anti-corruption laws and regulations;

•	uncertainty regarding the United Kingdom’s withdrawal from the European Union and the outcome of future arrangements between the United Kingdom and the European Union;

•	reliance on unpatented proprietary know-how and trade secrets;

•	the phase-out of the London Interbank Offered Rate (LIBOR), or the replacement of LIBOR with a different reference rate or modification of the method used to calculate LIBOR, which may adversely affect interest rates;

•	increases in the cost of compliance with laws and regulations, including environmental, safety, anti-plastic legislation, production and product laws and regulations;

•	employee shutdowns or strikes or the failure to renew effective bargaining agreements;

•	risks related to disruptions in the overall economy and the financial markets that may adversely impact our business, including as a result of the COVID-19 pandemic;

•	risks of catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions;

•	risks related to the failure of, inadequacy of or attacks on our information technology systems and infrastructure;

•	risks related to market acceptance of our developing technologies and products;

•	general business and economic conditions, particularly an economic downturn;

•	ability of our insurance to fully cover potential exposures;

•	risks that our restructuring programs may entail greater implementation costs or result in lower savings than anticipated;

•	risks related to future write-offs of substantial goodwill;

•	risks of competition, including foreign competition, in our existing and future markets;

•	new legislation or new regulations and our corresponding interpretations of the same may affect our business and consolidated financial condition and results of operations;

•	risks related to the impact of travel and safety restrictions related to the COVID-19 pandemic, including on our internal controls over financial reporting and the ongoing process of implementing standardized internal control procedures within the recently acquired RPC business; and

•	the other factors discussed in the section of this offering memorandum titled “Risk Factors.”

These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in this offering memorandum under “Risk Factors” and elsewhere in this offering memorandum, and under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference into this offering memorandum. Moreover, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to update or publicly release any revisions to these forward-looking statements to reflect changes in underlying assumptions, new information, future events or other changes after the date of this offering memorandum or to reflect the occurrence of unanticipated events.

BASIS OF PRESENTATION

As used in this offering memorandum, unless otherwise noted or the context otherwise requires:

•	references to the “Issuer” are to BGI;

•	references to “we,” “us,” “our,” “Berry,” and “the Company” are to Berry Global Group, Inc. and its subsidiaries (including RPC and its subsidiaries);

•	references to the “initial purchasers” are to the firms listed on the cover page of this offering memorandum;

•	references to “RPC” are to RPC Group Plc, previously a public limited company incorporated in England and Wales and its subsidiaries and now known as RPC Group Ltd.;

•	references to the “RPC Acquisition” are to the acquisition by Berry of all of the issued and outstanding share capital of RPC;

•	references to our market positions or rank, are except as otherwise indicated, based on net sales of Berry;

•	references to the “Issue Date” are to the issue date of the Notes offered hereby;

•	references to the “Transactions” are to the completion of the Financings and the payment of related fees and expenses; and

•	references to the “Financings” are to this offering of Notes and the proceeds therefrom.

Our fiscal year is the 52- or 53-week period ending generally on the Saturday closest to September 30.

Certain figures included in this offering memorandum have been rounded for ease of presentation. Percentage figures included in this offering memorandum have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, certain percentage amounts in this offering memorandum may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain other amounts that appear in this offering memorandum may not sum due to rounding.

SUMMARY

The following summary contains information about our Company and the offering and highlights information contained elsewhere in this offering memorandum, and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this offering memorandum or incorporated by reference herein. This summary is not complete and may not contain all of the information that may be important to you. You should carefully read the entire offering memorandum, including the “Risk Factors” section and our consolidated financial statements and notes to those statements incorporated by reference herein, before making an investment decision.

Our Company

Berry is a leading global supplier of a broad range of innovative rigid, flexible and non-woven products used every day within consumer and industrial end markets. We sell our products predominantly into stable, consumer-oriented end markets, such as healthcare, personal care, and food and beverage.

Our customers consist of a diverse mix of leading global, national, mid-sized regional and local specialty businesses. The size and scope of our customer network allows us to introduce new products we develop or acquire to a vast audience that is familiar with our business. For the fiscal year ended September 26, 2020 (“fiscal 2020”), no single customer represented more than 5% of net sales and our top ten customers represented approximately 15% of net sales. We believe our manufacturing processes, manufacturing footprint and our ability to leverage our scale to reduce costs positions us as a low-cost manufacturer relative to our competitors.

Additional financial information about Berry’s business segments is provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Notes to Consolidated Financial Statements” in Berry’s Annual Report on Form 10-K for the fiscal year ended September 26, 2020, and Quarterly Report on Form 10-Q for the fiscal quarter ended January 2, 2021, each of which is incorporated by reference herein.

Berry was incorporated in Delaware on November 18, 2005. BGI, a wholly owned subsidiary of Berry, was incorporated in Delaware on December 11, 1990. The principal executive offices of Berry and BGI are located at 101 Oakley Street, Evansville, Indiana 47710, and the telephone number is (812) 424-2904. Berry also maintains an Internet site at http://www.berryglobal.com. The website and the information contained therein or connected thereto shall not be deemed to be incorporated into this offering memorandum and you should not rely on any such information in making your investment decision.

Our Businesses

Our business has been organized into four reporting segments: Consumer Packaging International, Consumer Packaging North America, Engineered Materials and Health, Hygiene & Specialties.

Consumer Packaging International

The Consumer Packaging International segment primarily consists of the following product groups:

•	Closures and Dispensing Systems. We manufacture a wide range of closures, dispensing systems and applicators for a variety of end markets specializing in convenience, safety, security and e-commerce formats.

•	Pharmaceutical Devices and Packaging. We manufacture inhalers and dose counters in addition to containers and closures for over-the-counter and prescription medicines.

•	Bottles and Canisters. We manufacture a collection of packaging solutions for consumer and industrial applications across personal care, beverage, and food markets.

•	Polythene films. We manufacture polythene films for a diverse range of end markets, including agriculture and horticulture, construction, industrial, healthcare and waste services.

•	Recycling. We have capabilities to recycle both rigid and flexible end of life materials from industrial and consumer sources with a wide range of re-use applications across packaging and non-packaging formats.

•	Containers. We manufacture injection molded and thermoformed containers and lids across consumer and industrial packaging end markets.

•	Technical Components. We manufacture complex high-precision molds and molded components including temporary waste storage solutions and products manufactured using rotational molding technology for materials handling and specialty vehicles markets.

Consumer Packaging North America

The Consumer Packaging North America segment primarily consists of the following product groups:

•	Containers and Pails. We manufacture a collection of containers and pails for nationally branded and private label customers. These are offered in various styles with accompanying lids, bails and handles. Containers and lids are available decorated with in-mold-labeling, indirect flexographic print, digital printing, direct print, and other decoration technologies.

•	Foodservice. We manufacture lightweight polypropylene cups and lids for hot and cold beverages. Utilizing thermoforming and injection-molding, we offer mono-material cup and lid packaging solutions for simplification in post-consumer collection and compatibility with recycling systems. Our markets include quick service restaurants, fast casual dining, food service delivery, convenience stores, stadiums, and retail stores.

•	Closures and Overcaps. We manufacture child-resistant, continuous-thread, and tamper evident closures, as well as aerosol overcaps. We sell our closures and overcaps into numerous end markets, including household chemical, healthcare, food and beverage, and personal care.

•	Bottles and Prescription Vials. We manufacture bottles and prescription vials utilizing widely recyclable materials which service various spirits, food and beverage, vitamin and nutritional, and personal care markets.

•	Tubes. We manufacture a complete line of extruded and laminate tubes in a wide variety of sizes and material blends including blends up to 70% post-consumer resin. The majority of our tubes are sold in the personal care market, but we also sell our tubes in the pharmaceutical and household chemical markets.

Engineered Materials

The Engineered Materials segment primarily includes the following product groups:

•	Stretch and Shrink Films. We manufacture both hand and machine-wrap stretch films and custom shrink films, which are used to prepare products and packages for storage and shipping. We sell stretch film products primarily through distribution and shrink film directly to a diverse mix of end users.

•	Converter Films. We manufacture sealant and barrier films for various flexible packaging converters companies. In addition, certain of our products are used for industrial applications, where converters use our films in finished products for various end market applications.

•	Institutional Can Liners. We manufacture trash-can liners and food bags for offices, restaurants, schools, hospitals, hotels, municipalities, and manufacturing facilities.

•	Tape Products. We manufacture cloth and foil tape products. Other tape products include high-quality, high-performance liners of splicing and laminating tapes, flame-retardant tapes, flashing and seaming tapes, double-faced cloth, masking, mounting, and medical and specialty tapes. Tape products are sold primarily through distributors and directly to end users for industrial, building and construction, and retail market applications.

•	Food and Consumer Films. We manufacture printed film products for the fresh bakery, tortilla, deli, and frozen vegetable markets. We also manufacture barrier films used for cereal, cookie, cracker and dry mix packages that are sold directly to food manufacturers.

•	Retail Bags. We manufacture a diversified portfolio of polyethylene-based film products to end users in the retail markets. Our products include drop cloths and retail trash bags. These products are sold primarily through grocery stores, hardware stores, home improvement centers, paint stores, and mass merchandiser outlets.

•	Agriculture Films. We manufacture agriculture films primarily used in the silage, green house and mulch applications.

Health, Hygiene & Specialties

The Health, Hygiene & Specialties segment primarily includes the following product groups:

•	Health Products. We manufacture medical garment materials, surgical drapes, household cleaning wipes, and face masks. The key end markets and application for these products is infection prevention.

•	Hygiene Products. We manufacture a broad collection of components for baby diapers, adult incontinence and other absorbent hygiene products, elastic films and laminates, and substrates for dryer sheets. The primary end market for these products is personal care.

•	Specialties Products. We manufacture a broad array of products and components for geosynthetics and filtration products servicing the specialty industrial markets.

Our Strengths

We believe our consistent financial performance is the direct result of the following competitive strengths:

Industry leader with significant scale and relevance in the supply chain.   One of our key business strategies is to be a market leader in each of our product lines. Through quality manufacturing, innovation in product design, a focus on customer service and a skilled and dedicated workforce, we have achieved strong competitive positions in many major product lines. We believe our combination with RPC created a global leader in plastic packaging and has advantageous long-term implications for us going forward, including improving customer relationships, supply chain dynamics, and competitive positioning. Our company has achieved differentiated global scale with approximately $11.7 billion in net sales for fiscal 2020. This increased scale allows us to seek savings in procurement, capex, and overall operations, driving significant cash flow going forward. The level of fragmentation in the plastics and packaging industry remains high, and consolidation will likely continue over time, as seen in other substrates like metal, glass and containerboard. As such, we believe the strategic combination of Berry and RPC has placed our company in a favorable long-term position from an industry and competitive perspective.

Enhanced, diversified platform to serve global and emerging customers.   We are a North American leader in plastic packaging, with a focus on Health and Hygiene, Food and Beverage, and Industrial end markets. The acquisition of RPC added a leading European platform, creating a more balanced global enterprise. Our combined company has a strong presence in North America and Europe, the Middle East and Africa. Additionally, the acquisition increased exposure to attractive, higher growth markets, such as those in Eastern Europe in RPC’s regional organized model. Our end market revenue presence remains balanced with moderate increases to food, beverage and industrial markets. Finally, RPC’s expertise in rigid plastics complements our leading flexible and non-woven platform, while we are both capable of manufacturing flexible and rigid plastic products. We believe we are one of the world’s leading, global resin buyers and our manufacturing footprint includes approximately 303 facilities across the world.

Large, stable, blue-chip customer base.   Our customers consist of a diverse mix of leading global, national, mid-sized regional and local specialty businesses. The size and scope of our customer network allow us to introduce new products we develop (or acquire) to the vast audience that is familiar with our business. In fiscal year 2020, no single customer represented more than 5% of Berry’s net sales and our top ten customers represented approximately 15% of net sales.

Aligned, complimentary core competencies and best-in-class technology and innovation.   We believe that our technology base and research and development support are among the best in the industries we serve. Many of our customers work in partnership with our technical representatives to develop new, more competitive products. Our design professionals work directly with our customers to develop new styles and use computer-generated graphics to enable our customers to visualize the finished product. Furthermore, RPC considers technology and innovation as a key differentiator of its business, and its core competencies are highly aligned with and complementary to our legacy competencies. Our combined company has a strong foothold in knowledge of material science, supply chain, product development and manufacturing technologies across resin-based applications and a similarly strong commitment to sustainability in plastics.

Track record of strong and stable cash flows with ability to de-lever.   Our strong earnings, combined with our modest capital expenditure profile and limited working capital requirements, have historically resulted in the generation of significant cash flow. We have a consistent track record of generating strong cash flow as a percentage of net sales relative to our plastic packaging peers. Our combined company’s greater scale, improved supply chain positioning, and commitment to quality and service should provide us a path to significantly increase adjusted free cash flow and position us to quickly de-lever post-acquisition.

History of successful integrations and synergy achievement.   Our team has been responsible for developing and executing our strategy that has generated a track record of earnings growth and strong cash flow. Further, mergers and acquisitions are a core component of Berry’s overall strategy, and, as a result, we have completed 47 acquisitions over the past 30 years. Our management has a strong track record of identifying, executing and integrating acquisitions. The proven acquisition strategy is underpinned by a thorough, conservative, and disciplined approach that drives significant value creation for Berry’s shareholders. We have an international management team with over 350 years’ collective experience in the plastics conversion industry. Our company possesses a unique culture with strong commitments to the safety and protection of employees, as well as a developed platform for further growth through mergers and acquisitions.

Manufacturing capabilities and low-cost operations drive profitability.   We believe that our large, high volume equipment and flexible, cross-facility manufacturing capabilities result in lower unit-production costs than many of our competitors as we can leverage fixed costs, capacity utilization and longer production runs. We also expect to capitalize on our purchasing power to lower the cost of raw materials such as resin, a raw material where we believe we are one of the largest global buyers in the market.

Recent Developments

Term Loan Repricing

Prior to this offering, BGI launched a term loan refinancing for certain of its term loans maturing in 2024 (Term X Loan) and 2026 (Term Y Loan). The refinancing term loans will rank pari passu in right of payment with all of BGI’s other senior indebtedness and will be secured on a ratable basis with BGI’s existing term loans as well as the notes offered hereby. The terms of the refinancing term loans, other than interest rates and prepayment premiums, are substantially identical to those of BGI’s existing Term Y Loan. BGI plans to use some combination of proceeds from the issuance of the Notes offered hereby, together with the refinancing term loans, to prepay the entire outstanding amounts of the Term X Loan and the Term Y Loan. However, the term loan refinancing is not conditioned upon the consummation of the offering of the notes hereby and the offering of the notes hereby is not conditioned upon the completion of the term loan refinancing. See “Description of Other Indebtedness.”

Summary Historical Financial Information

The following table sets forth certain historical financial data for Berry. Our fiscal year is the 52- or 53-week period ending generally on the Saturday closest to September 30. The summary historical financial data for the fiscal year ended September 26, 2020, September 28, 2019 and September 29, 2018 has been derived from our audited consolidated financial statements and related notes thereto incorporated by reference in this offering memorandum. The summary Berry historical financial data as of and for the quarterly periods ended January 2, 2021 and December 28, 2019 is derived from our unaudited condensed consolidated financial statements incorporated by reference in this offering memorandum. The operating results for the quarterly period ended January 2, 2021 are not necessarily indicative of the results that may be expected for the year ended October 2, 2021 or any other interim periods or any future year or period.

The following financial information should be read in conjunction with and is qualified in its entirety by reference to Berry’s audited consolidated financial statements and the related notes incorporated by reference in this offering memorandum, our management’s discussion and analysis of financial condition and results of operations for the historical periods presented incorporated by reference in this offering memorandum and “Risk Factors” included elsewhere in this offering memorandum.

	Fiscal Quarter ended		Fiscal Year ended
($ in millions)	January 2, 2021	December 28, 2019	September 26, 2020	September 28, 2019	September 29, 2018
Statement of Operations Data:
Net sales	$3,136	$2,816	$11,709	$8,878	$7,869
Operating costs	2,832	2,617	10,530	7,904	7,108
Operating income	304	199	1,179	974	761
Other expenses (income), net	25	13	31	155	25
Interest expense, net	97	118	435	329	259
Income before income taxes	182	68	713	490	477
Income tax expense (benefit)	52	21	154	86	(19)
Net income from continuing operations	130	47	559	404	496
Balance Sheet Data (at period end):
Working capital(1)	$1,688	$1,596	$1,634	$1,718	$1,048
Total assets	17,176	17,024	16,701	16,469	9,131
Long-term debt	10,081	11,236	10,237	11,365	5,844
Stockholders’ equity	2,445	1,786	2,092	1,618	1,434
Other Financial Data:
Capital expenditures, net	$162	$148	$583	$399	$333
Depreciation and amortization	215	216	845	613	538

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(1)	Represents total current assets less total current liabilities.

Adjusted Free Cash Flow, Adjusted EBITDA, Operating EBITDA and Net Debt as presented in this document, are supplemental financial measures that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The following table reconciles these non-GAAP financial measures to comparable measures determined in accordance with GAAP.

	Fiscal Quarter ended			Fiscal Year ended
($ in millions)	January 2, 2021		December 28, 2019	September 26, 2020		September 28, 2019	September 29, 2018
Adjusted EBITDA:
Net income from continuing operations	$130		$47	$559		$404	$496
Income tax expense (benefit)	52		21	154		86	(19)
Income before income taxes	182		68	713		490	477
Interest expense, net	97		118	435		329	259
Other expenses (income), net	25		13	31		155	25
Operating Income	304		199	$1,179		$974	$761
Plus: Depreciation and amortization	215		216	845		613	538
Plus: Business optimization, non-cash & other expenses(1)	20		36	133		(57)	81
Operating EBITDA	$539		$451	$2,157		$1,530	$1,380
Plus: Unrealized cost savings(2)	11			62
Adjusted EBITDA	$550			$2,219
Long-term debt	10,081			10,237
Less: Unrestricted cash	847			750
Net Debt(3)	$9,234			$9,487
Leverage ratio(4)	4.1	x		4.3	x

______________________

(1)	Includes stock compensation and other non-cash charges, integration expenses and other business optimization charges.

(2)	Includes $62 million of cost synergies from RPC Acquisition.

(3)	Represents Long-term debt plus debt discount less unrestricted cash and cash equivalents.

(4)	For the fiscal year ended September 26, 2020, represents Net Debt divided by Adjusted EBITDA. For the fiscal quarter ended January 2, 2021, represents Net Debt divided by Adjusted EBITDA for the four quarter ended January 2, 2021 ($2,256 million).

	Fiscal Quarter ended		Fiscal Year ended
($ in millions)	January 2, 2021	December 28, 2019	September 26, 2020(1)	September 28, 2019(2)	September 29, 2018
Adjusted Free Cash Flow:
Cash from operations	$315	$218	$1,530	$1,201	$1,004
Less: Capital expenditures, net	162	148	583	399	333
Less: Tax Receivable Payments	—	—	—	38	37
Adjusted Free Cash Flow	$153	$70	$947	$764	$634

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(1)	Adjusted Free Cash Flow for this period excludes $62 million of unrealized RPC synergies and includes RPC integration expenses.

(2)	Adjusted Free Cash Flow for this period excludes $150 million of expected RPC synergies and includes RPC Acquisition-related expenses.

RISK FACTORS

You should carefully consider the risk factors described below as well as the risk factors described in Berry’s Annual Report on Form 10-K for the fiscal year ended September 26, 2020 and any risk factors set forth in the documents that are incorporated in this offering memorandum. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this offering memorandum, including our financial statements and the related notes. Any of these risks could materially and adversely affect our business, financial condition, results of operations or cash flows. The risk and uncertainties we face are not limited to those described in these documents. Additional risks and uncertainties that we are unaware of or that we believe are less significant than those set forth in the risk factors described in these documents at the time of the applicable document could also materially adversely affect our business, financial condition, results of operations or cash flows and/or the value of your investment. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Disclosure Regarding Forward-Looking Statements.”

CAPITALIZATION

The following table sets forth cash and cash equivalents and capitalization of Berry Global Group, Inc. as of January 2, 2021—both on an actual basis and on an as adjusted basis, as adjusted to give effect to (i) the issuance of the 0.95% First Priority Senior Secured Notes due 2024 and the application of the proceeds therefrom including the prepayment of the Term Loan maturing 2022, and (ii) this offering and the intended use of the proceeds therefrom including the prepayment of the entire outstanding amounts of the Term Loan maturing 2024 and the Term Loan maturing 2026.

You should read this table in conjunction with the consolidated financial statements and the related notes included in or incorporated by reference into this offering memorandum and “Summary,” “Use of Proceeds.”

	As of January 2, 2021
($ in millions)	Actual	As Adjusted
Cash and cash equivalents(1)	$847	$
Term loan maturing 2022(2)	800		—
Term loan maturing 2024(3)	446		—
Term loan maturing 2026(3)	4,186		—
Term loan maturing 2026	—
Revolving line of credit(4)	—		—
0.95% First Priority Senior Secured Notes due 2024(5)	—		800
1% First Priority Senior Secured Notes due 2025	860		860
1.57% First Priority Senior Secured Notes due 2026	750
4 7∕8% First Priority Senior Secured Notes due 2026	1,250		1,250
1 1∕2% First Priority Senior Secured Notes due 2027	461		461
5 1∕8% Second Priority Senior Secured Notes due 2023(1)	300		200
4 1∕2% Second Priority Senior Secured Notes due 2026	500		500
5 5∕8% Second Priority Senior Secured Notes due 2027	500		500
Debt discounts and deferred fees	(81)		(81)
Capital leases and other	109		109
Total long-term debt	10,081
Total stockholders’ equity	2,445		2,445
Total Capitalization	$12,526	$

______________________

(1)	$100 million of the 5⅛% Second Priority Senior Secured Notes due 2023 were redeemed on January 23, 2021.

(2)	The outstanding principal amount under the term loan maturing 2022 was prepaid in full on January 15, 2021.

(3)	Prior to this offering, BGI launched a term loan refinancing for certain of its term loans maturing in 2024 (Term X Loan) and 2026 (Term Y Loan). The refinancing term loans will rank pari passu in right of payment with all of BGI’s other senior indebtedness and will be secured on a ratable basis with BGI’s existing term loans as well as the notes offered hereby. The terms of the refinancing term loans, other than interest rates and prepayment premiums, are substantially identical to those of BGI’s existing Term Y Loan. BGI plans to use some combination of proceeds from the issuance of the Notes offered hereby, together with the refinancing term loans, to prepay the entire outstanding amounts of the Term X Loan and the Term Y Loan. However, the term loan refinancing is not conditioned upon the consummation of the offering of the notes hereby and the offering of the notes hereby is not conditioned upon the completion of the term loan refinancing. See “Description of Other Indebtedness.”

(4)	As of January 2, 2021, we had $850 million available under our revolving line of credit.

(5)	The 0.95% First Priority Senior Secured Notes due 2024 were issued on January 15, 2021.